Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-250961) pertaining to the BD Savings Plan for Puerto Rico Employees (formerly the BD Caribe LTD Savings Incentive Plan (SIP) for Employees of Becton Dickinson Caribe LTD) of our report dated June 28, 2023, with respect to the financial statements of the BD Savings Plan for Puerto Rico Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

New York, New York
June 28, 2023